___________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2018

MUSIC OF YOUR LIFE, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	000-54163	26-2091212
(State of Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

3225 McLeod Drive, Suite 100 Las Vegas, Nevada	89121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 351-3021

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 5, 2018, Music of Your Life, Inc. (the “Company”) amended and restated its Articles of Incorporation providing for a change in the Company’s name from “Music of Your Life, Inc.” to “The Marquie Group, Inc.” (the “Name Change”). The amended and restated Articles of Incorporation of the Company are attached as an Exhibit to this Current Report.

On December 5, 2018, the Company amended and restated its Bylaws, providing for a change in the Company’s name from “Music of Your Life, Inc.” to “The Marquie Group, Inc.” The amended and restated Bylaws of the Company are attached as an Exhibit to this Current Report.

The Name Change does not affect the rights of the Company’s security holders. However, the Company intends to concurrent with the filing for its name change approval with the Financial Industry Regulatory Authority (“FINRA”), change its symbol to “TMGI”, or such other available symbol as approved by FINRA.

Item 5.07 Submission of Matters to a Vote of Security Holders

On December 5, 2018, holders of a majority of the voting rights of the Company’s capital stock approved the amendment and restatement of the Company’s Articles of Incorporation as described in Item 5.03 above.

On December 5, 2018, holders of a majority of the voting rights of the Company’s capital stock approved the amendment and restatement of the Company’s Bylaws as described in Item 5.03 above.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3(i)(a) Amended and Restated Articles of Incorporation of The Marquie Group, Inc.

3(i)(b) Amended and Restated Bylaws of The Marquie Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Music of Your Life, Inc.

Date: December 6, 2018	By: /s/ Marc Angell
Marc Angell
Chief Executive Officer